UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2016

Resource Apartment REIT III, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-207740

Maryland	47-4608249
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2016, Resource Apartment REIT III, Inc. (the “Company”), through its operating partnership, entered into an agreement to purchase a multifamily community located in Alexandria, Virginia (the “Alexandria Property”) from an unaffiliated seller, South Payne Owner, LLC. The Alexandria Property is a multifamily community with 11 units and amenities, including but not limited to storage lockers and a patio with barbeque area. The contract purchase price for the Alexandria Property is $2.5 million, excluding closing costs.

Pursuant to the agreement, the Company is obligated to make an earnest money deposit of $200,000. The Company will be obligated to purchase the Alexandria Property only after satisfaction of agreed upon closing conditions. The Company intends to fund the purchase of the Alexandria Property with proceeds from its ongoing initial public offering and debt proceeds. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit up to $200,000 of earnest money.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: August 4, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman
President and Chief Operating Officer